UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): MARCH 17, 2005

                               CHINA FINANCE, INC.
               (Exact name of registrant as specified in charter)

                                      UTAH
                 (State or other jurisdiction of incorporation)

       333-46114                                          87-0650976
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(Commission File Number)                       (IRS Employer Identification No.)


111 PAVONIA AVENUE, SUITE 615, JERSEY CITY, NJ 07310                  07310
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code: 201-216-0880
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On March 17, 2005, China Finance, Inc. (OTCBB: CHFI), a Utah corporation (the "Company"), accepted the resignation of Chunlei (Charles) Wang, as Chief Financial Officer, Secretary and Director. Mr. Wang will remain with the Company as Executive Vice President. Effective as of March 17, 2005, the Company's Board of Directors elected Liang Liao as the Company's Chief Financial Officer and Li Guo as the Company's Secretary. On such date, Ms. Guo also became of member of the Company's Board of Directors.

      In connection with their new positions, each of Mr. Liao and Ms. Guo entered into at-will employment agreements which provide for an annual salary of $48,000 per year, subject to increase from time to time. Mr. Liao's employment agreement is for a term of three years and Ms. Guo's is for a term of one year, each subject to earlier termination. In the event either Mr. Liao and Ms. Guo is terminated for good cause or an involuntary termination, which includes the officer resigning and a change-in-control of the Company, such officer's employment agreement terminates and he or she is not entitled to any other compensation or benefits. Ms. Guo is entitled to any medical coverage provided by the Company to its U.S. employees.

      In connection with entering into their respective employment agreements, each of Mr. Liao and Ms. Guo also entered into Noncompetition, Nonsolicitation and Nondisclosure Agreements, which, among other things, restricts their ability to accept employment at a competitor of the Company and requires them not to disclose any confidential information of the Company except under prescribed circumstances.

      Mr. Liao's Employment Agreement and Noncompetition, Nonsolicitation and Nondisclosure Agreement are filed as Exhibit 10.12 hereto and Ms Guo's Employment Agreement and Noncompetition, Nonsolicitation and Nondisclosure Agreement are filed as Exhibit 10.13, hereto.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

      As stated above, Mr. Wang resigned as the Company's Chief Financial Officer, Secretary and Director effective as of March 17, 2005. Mr. Wang will remain with the Company as Executive Vice President.

      On October 12, 2004, the Company and Mr. Wang had entered into an at-will employment agreement in connection with him becoming the Company's Chief Financial Officer. This employment agreement terminated as of March 17, 2005.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS.


      Mr. Wang's resignation as the Company's Chief Financial Officer, Secretary and Director was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. The resignation letter of Mr. Wang is filed as Exhibit 10.14 hereto.

      Effective as of March 17, 2005, the Company's Board of Directors elected Liang Liao as the Company's Chief Financial Officer and Li Guo as the Company's Secretary. On such date, Ms. Guo also became of member of the Company's Board of Directors.

      The following are the biographies of the newly elected executive officers of the Company:

      Liang Liao, 29, became the Company's Chief Financial Officer in March 2005. Mr. Liao was the Chief Financial Officer of Shenzhen Mingtai Industrial Development Co, Ltd., an electronics distributor, from December 2003 to March 2005. Mr. Liao was the Senior Auditing Manager of Shenzhen Meishi Power Industries Co. Ltd., a provider of electric power, from September 2002 to November 2003. From March 2000 to August 2002, he served as the Finance Manager


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of Shenzhen Xieli Paper Co., Ltd., a paper manufacturer. From October 1998 to
February 2000, he served as the Controller of Ganzhou Tongtianyan Tourism Development Co., Ltd., a tourism development company. Mr. Liao is a Member of the Institute of Certificated Accountants of China and holds a Bachelor's Degree in Business from Jiangxi Gannan Normal University.

      Ms. Li (Sabrina) Guo, 27, became the Company's Secretary and Director in March 2005. Ms. Guo has been a Vice President of the Company since October 2004. Ms. Guo served as the Assistant Manager of Bank of China, New York branch, from April 2004 to October 2004. From September 2000 to April 2003, she served as a Project Manager of China International Trust and Investment Corporation, a transnational conglomerate providing full financial services. Ms. Guo received her BS in Finance from the University of International Business and Economics, an MBA from the University of Illinois with a concentration in Finance and is currently working on her CFA Level II certification.

      Information regarding material terms of employment for each of Mr. Liao and Ms. Guo is provided in Item 1.02 above and is hereby incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits

      10.12 Employment Agreement and Noncompetition, Nonsolicitation and Nondisclosure Agreement, dated as of March 17, 2005, between China Finance, Inc. and Liang Liao.

      10.13 Employment Agreement and Noncompetition, Nonsolicitation and Nondisclosure Agreement, dated as of March 17, 2005, between China Finance, Inc. and Li Guo.

      10.14 Resignation letter of Chunlei (Charles) Wang dated March 17, 2005.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CHINA FINANCE, INC.


                                 By: /s/ Li Guo
                                     -------------------------------------------
                                     Name: Li Guo
                                     Title:  Vice President and Secretary

Dated: March 17, 2005


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